EXHIBIT 10.1

SEVENTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 29th day of September 2010, by and between Silicon Valley Bank (“Bank”) and ST. BERNARD SOFTWARE, INC., a Delaware corporation (“Borrower”) whose address is 15015 Avenue of Science, San Diego, CA 92128.

Recitals

A.   Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 11, 2007 as amended by that certain First Amendment to Loan and Security Agreement dated as of July 9, 2007, that certain Second Amendment to Loan and Security Agreement dated as of August 13, 2007, that certain Third Amendment to Loan and Security Agreement dated as of January 25, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of July 23, 2008, that certain Fifth Amendment to Loan and Security Agreement dated as of February 27, 2009 and that certain Sixth Amendment to Loan and Security Agreement dated as of March 23, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.   Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.   Borrower has requested that Bank amend the Loan Agreement to (i) increase the sublimit for letters of credit, (ii) revise the financial covenants and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.   Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.   Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.   Amendments to Loan Agreement.

2.1   Section 6.9 (Financial Covenants).  Section 6.9(a) is amended in its entirety and replaced with the following:

“(a)           Tangible Net Worth.  A Tangible Net Worth not less than negative Eighteen Million Dollars ($18,000,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after September 30, 2010 and the principal amount of Subordinated Debt received after September 30, 2010.”

2.2   Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

 “Cash Management Sublimit” means a sublimit under the Revolving Line for Cash Management Services in an aggregate amount not to exceed Six Hundred Fifty Thousand Dollars ($650,000), minus the outstanding amount of the FX Reserve and Letters of Credit.

“FX Sublimit” means a sublimit under the Revolving Line for the FX Reserve in an aggregate amount not to exceed Six Hundred Fifty Thousand Dollars ($650,000), minus the outstanding amount of Letters of Credit and amounts utilized for Cash Management Services.

“Letter of Credit Sublimit” means a sublimit under the Revolving Line for Letters of Credit in an aggregate amount not to exceed Six Hundred Fifty Thousand Dollars ($650,000), minus the outstanding amount of  the FX Reserve and amounts utilized for Cash Management Service.

“Seventh Amendment Effective Date’ is September 29, 2010

2.3   Bank hereby agrees that Borrower’s August 2010 monthly financial statements that would otherwise be due on September 30, 2010 shall instead be due no later than October 20, 2010.

2.4   Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

3.   Limitation of Amendments.

3.1   The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2   This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.   Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1   Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2   Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3   The organizational documents of Borrower delivered to Bank on the Sixth Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4   The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5   The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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4.6   The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7   This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.   Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.   Effectiveness.  This Amendment shall be effective as of the date first written above upon (a) the due execution and delivery to Bank of this Amendment by each party hereto (b) the payment by Borrower of a variance fee in the amount of Two Thousand Dollars ($2,000).

7.   Reference to and Effect on the Loan Agreement and the Other Documents.  (i) On and after the Seventh Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment; and (ii) except as specifically amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Derek R. Brunelle Name: Derek R. Brunelle Title: Relationship Manager	BORROWER ST. BERNARD SOFTWARE, INC. By: /s/ Thalia Gietzen Name: Thalia Gietzen Title: VP of Finance

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: _________________
FROM: ST. BERNARD SOFTWARE, INC.

The undersigned authorized officer of ST. BERNARD SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except as otherwise permitted in the Agreement.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Projections	FYE within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue Report	Monthly within 15 days	Yes No
Transaction Report	(A) the more frequent of weekly or with each Advance request when there are Advances outstanding or (B) if there are no Advances outstanding, within fifteen (15) days after the end of each month	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Tangible Net Worth	$_______*	$_______	Yes No
Billings to plan	80%	_____%	Yes No

* A Tangible Net Worth not less than negative Eighteen Million Dollars ($18,000,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after September 30, 2010 and the principal amount of Subordinated Debt received after September 30, 2010.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

ST. BERNARD SOFTWARE, INC. By:_______________________________ Name:_____________________________ Title:______________________________
BANK USE ONLY

Received by: ______________________________
          authorized signer
Date:  ___________________________________

Verified: _________________________________
         authorized signer

Date:  ___________________________________

Compliance Status:                  Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

Tangible Net Worth (Section 6.9(a))

Required:         A Tangible Net Worth not less than Eighteen Million Dollars ($18,000,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after September 30, 2010 and the principal amount of Subordinated Debt received after September 30, 2010.

Actual:

A.	Aggregate net worth of Borrower	$______
B.	Aggregate value of intangible assets of Borrower	$______
C.	Aggregate Subordinated Debt	$______
D	Tangible Net Worth (line A minus line B plus line C)	$______

Is line D equal to or greater than the dollar amount required above?

_______ No, not in compliance	________ Yes, in compliance